EXHIBIT 4.2(g)

AMENDMENT TO NOTE GUARANTEE

AMENDMENT NO. 2 TO NOTE GUARANTEE (this “Amendment”), dated as of February 2, 2014, by and among the guarantors listed on the signature pages hereto (the “Guarantors”).

WHEREAS, The Bon-Ton Department Stores, Inc., a Pennsylvania corporation (the “Company”), and the guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of July 9, 2012, providing for the issuance of the Company’s 10 5/8% Second Lien Senior Secured Notes due 2017 (the “Notes”);

WHEREAS, the guarantors party to the Indenture, executed a guarantee (the “Guarantee”) in connection with the execution of the Note by the Company, dated as of July 9, 2012;

WHEREAS, as of the date hereof, The Bon-Ton Stores of Lancaster, Inc., a Pennsylvania corporation and a guarantor under the Indenture, will merge with and into the Company, with the Company as the surviving corporation, pursuant to a merger transaction (the “Merger”); and

WHEREAS, pursuant to Section 5.01(c) of the Indenture, the Company is not permitted to merge into or consolidate with any other person unless, among other conditions, each of the remaining guarantors shall have confirmed that its Note Guarantee (as defined in the Indenture) will apply to the obligations of the Company.

NOW, THEREFORE, the Guarantors, for the equal and ratable benefit of the Holders of the Notes, execute this Amendment to the Guarantee pursuant to Section 5.01 of the Indenture (capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture):

Each of the undersigned Guarantors hereby confirms that, following the Merger, its Note Guarantee will apply to the obligations of the Company under the Notes and the Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GUARANTORS:

THE BON-TON STORES, INC.
THE BON-TON GIFTCO, LLC.*
BON-TON DISTRIBUTION, LLC
MCRIL, LLC
CARSON PIRIE SCOTT II, INC.

By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President, Chief Financial Officer
	*Title:	President and Chief Financial Officer